Exhibit 10.1

New Jersey Mining Company, Camp Project Agreement

AGREEMENT & ASSIGNMENT

THIS AGREEMENT is entered into this 20th day of April, 2006 and is by and between STERLING MINING COMPANY, an Idaho corporation of P.O. Box 2838, Coeur d’Alene, Idaho, 83816 (hereinafter referred to as “SMC”), and NEW JERSEY MINING COMPANY of P.O. Box 1019, Kellogg, Idaho, 83837, (hereinafter referred to as “NJMC”).

RECITALS

1.	NJMC is the successor in interest by merger to Plainview Mining Company, Inc., said merger having occurred on March 12, 1998.

2.	NJMC is a party to that certain Agreement dated July 26, 1978, (“the Camp Agreement”) by and between Coeur d’Alene Mines Corporation, (“COEUR”), now Coeur Silver Valley, Inc. (“CSV”) by reason of an assignment from COEUR, Plainview Mining Company, Inc. hereinafter referred to as New Jersey Mining Company, (“NJMC”), and Merger Mines Corporation (“MERGER”).

3.	NJMC conveyed certain patented mining claims to the participants in the above Camp Agreement. Said claims are a part of the property the subject of the Camp Agreement and are held by the participants pursuant to the terms and provisions of the Camp Agreement.

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4.	NJMC is desirous of assigning its interest in the Agreement to SMC and selling and conveying all of its real property, assets, rights, duties and obligations, the subject of said Agreement to SMC.

5.	SMC is desirous of purchasing NJMC’s interest and all rights associated with and in the Camp Agreement, including the real property owned by NJMC and conveyed by NJMC as required and made a part of the Camp Agreement according to all the terms and provisions of the Camp Agreement.

WITNESSETH:

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	NJMC hereby grants, bargains, sells and conveys to SMC all of its right, title and interest in the following described real property:

Fourthought	Mineral Survey No. 3281
Plainview Fraction	Mineral Survey No. 3281
Silver Hill	Mineral Survey No. 3281
Toughnut	Mineral Survey No. 3281
Plainview No. 2	Mineral Survey No. 3281
Plainview No. 1	Mineral Survey No. 3281

2.	NJMC hereby assigns, sells and conveys to SMC all of its right, title and interest held by NJMC in the Camp Agreement. Said rights include but are not

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limited to the real property set forth above and all other rights, duties and obligations as set forth and contained in the Camp Agreement. NJMC also agrees to provide all data, reports and records of any kind or nature having to do with the Camp Agreement and property.

3.	It is agreed that the participants and parties to the Camp Agreement must consent to this Assignment and this Agreement and Assignment will be effective and the consideration set forth herein delivered upon the following events occurring:

A.	Delivery to SMC of the Consent to Assignment signed by CSV and MERGER.

B.	Delivery of a preliminary title commitment evidencing marketable title to the above patented mining claims.

4.	As consideration for NJMC conveying the real property described herein and assigning its interest in the Camp Agreement as described herein, SMC shall pay to NJMC the sum of One Hundred Twenty Thousand Dollars ($120,000.00) upon closing of this transaction.

5.	NJMC shall execute the Warranty Deed attached hereto as Exhibit “I” and provide the Consent to Assignment in the form attached hereto as Exhibit “2”, duly and properly executed by CSV and MERGER.

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6.	NJMC shall furnish a Preliminary Title Report from a reputable title insurance company within fifteen (15) days of the date of execution of this Agreement and Assignment, evidencing marketable title to said property in fee simple, subject to printed exceptions and easements and covenants of record. The parties shall equally split the cost of said report and pay their share of the cost upon presentment of the report invoice.

A.	SMC shall examine said report and advise NJMC in writing, signed by SMC or its attorney, specifying in detail, the objections, if any, SMC makes to the title. Said objections shall be made to NJMC within fifteen (15) days of receipt of the report or the right to so object shall be considered waived.

B.	It is further understood and agreed that if, for any reason, NJMC shall fail to so furnish said report within fifteen (15) days, or are unable to meet SMC’s objections as indicated in the aforementioned letter, then SMC shall have the option to declare this Agreement null and void or SMC can elect to waive the objections and proceed with the purchase. If SMC has no objections or waives its objections, NJMC shall, within fifteen (15) days cause a supplemental policy to be issued pending the closing of this transaction. At closing, a Title Insurance Policy shall be delivered to SMC.

C.	And furthermore, NJMC shall be allowed thirty (30) days in which to commence action to cure any such defects in the title and SMC hereby agrees that said defect or defects shall be made good and the title perfected as soon as reasonably possible at NJMC’s own expense.

7.	SMC agrees to and shall be bound by all of the terms and conditions of the Camp Agreement, a copy of which is attached hereto as Exhibit “3”. NJMC represents and warrants there are no outstanding debts, liens or amounts due and owing by NJMC to the other participants in the Camp Agreement.

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8.	Governing Law and Venue. All questions relative to the execution, validity, interpretation and performance of this Agreement and Assignment shall be governed by the laws of the State of Idaho. The parties hereto agree that any action related to this Agreement and Assignment shall be instituted and maintained in the courts of the County of Shoshone, State of Idaho and each party hereto waives the right to change of venue.

9.	Waiver and Modification Ineffective Unless in Writing. No waiver, alteration or modification of any of the provisions of this Agreement and Assignment shall be binding unless in writing and signed by a duly authorized representative of both parties. The parties mutually agree that neither party shall employ or offer any employment with any present or former employee of the other for a period of one (1) year from the date of termination of his or her employment with the other party.

10.	Validity. If any provision in this Agreement and Assignment shall, for any reason, be held to be in violation of any applicable law and therefore such provision is held to be unenforceable, the invalidity of such specific provision shall not be held to invalidate any other provision herein which shall remain in full force and effect.

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IN WITNESS WHEREOF, SMC and NJMC have duly executed this Agreement and Assignment as of the day and year first above written.

STERLING MINING COMPANY		NEW JERSEY MINING COMPANY

By:	/s/ Raymond De Mott	By:	/s/ Fred W. Brackebusch
	Raymond De Mott, President	Printed Name:	Fred W. Brackebusch
		Title:	President

STATE OF IDAHO	)
) ss.
County of Shoshone	)

On this 20th day of May, 2006, before me, the undersigned, a Notary Public in and for the state aforesaid, personally appeared Raymond De Motte, known or identified to me to be the President of Sterling Mining Company, and he executed the foregoing instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial seal the day and year in this certificate first above written.

/s/ Sharon K. Jacobs
Notary Public in and for the State of Idaho,
Residing at: Wallace
My Commission expires:	8-16-2010

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STATE OF IDAHO	)
) ss.
County of Shoshone	)

On this 20th day of April, 2006, before me, the undersigned, a Notary Public in and for the state aforesaid, personally appeared Fred Brackebusch, known or identified to me to be the President of New Jersey Mining Company, and he executed the foregoing instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial seal the day and year in this certificate first above written.

/s/ Cary A. Spoor
Notary Public in and for the State of Idaho,
Residing at: Pinehurst
My Commission expires:	2014

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